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                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS


            We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 23, 2001 except for Note 22, which is dated February 26, 2001 relating to the financial statements of Promistar Financial Corporation, which appears in F.N.B. Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
January 8, 2004